KEYSTONE CONSOLIDATED INDUSTRIES, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

Keystone Consolidated Industries, Inc.	CONTACT:
5430 LBJ Freeway, Suite 1740	Bert E. Downing, Jr.
Dallas, Texas 75240-2697	Vice President and Chief Financial Officer
(972) 458-0028	(972) 458-0028

KEYSTONE REPORTS FIRST QUARTER 2008 RESULTS

DALLAS, TEXAS . . . May 9, 2008 . . . Keystone Consolidated Industries, Inc. (OTCBB: KYCN), reported net income of $13.6 million, or $1.39 per diluted share, in the first quarter of 2008 as compared to $14.5 million, or $1.45 per diluted share, in the first quarter of 2007.  The decrease in earnings was due primarily to a lower pension credit during the first quarter of 2008 of $19.0 million as compared to the $20.4 million pension credit recorded during the first quarter of 2007.

Because the amount of the Company’s net periodic defined benefit pension and other postretirement benefit (“OPEB”) expense or credits are unrelated to the ongoing operating activities of the Company, Keystone measures its overall operating performance using operating income before net pension and OPEB expense or credits.  A reconciliation of operating income as reported to operating income adjusted for pension and OPEB credits is set forth in the following table.

	Three months ended March 31,
	(In thousands)

	2007	2008
Operating income as reported	$24,291	$22,776
Defined benefit pension credit	(20,378)	(18,996)
OPEB credit	(2,200)	(2,198)
Operating income before pension and OPEB	$1,713	$1,582

The Company’s sales volumes and per-ton selling prices for the first quarter of 2007 and 2008 were as follows:

	Sales Volume		Selling Prices
	Three months ended March 31,		Three months ended March 31,
	2007	2008	2007	2008
	(000 tons)		(Per ton)
Fabricated wire products	34	30	$1,068	$1,180
Wire mesh	12	13	879	941
Industrial wire	23	17	733	846
Coiled rebar	6	3	526	624
Bar	-	5	-	710
Wire rod	86	106	517	621
Billets	(1)	1	132	255
All products	161	175	693	764

(1) Less than 1,000 tons.
Operating income before pension and OPEB for the first quarter of 2008 was slightly lower than the first quarter of 2007 primarily due to the net effects of the following factors:
•	lower shipment volumes of fabricated wire products as a result of customer resistance to Keystone’s price increases;
•	lower shipment volumes of industrial wire due to exceptional shipment volumes during the first quarter of 2007 as a result of competitor production problems;
•	increased costs for ferrous scrap;
•	increased costs for electricity and natural gas;
•	severance costs of $800,000 related to a reduction in force at Keystone’s largest manufacturing facility during the first quarter of 2008;
•	higher shipment volumes of wire rod due to lower quantities of import product available for sale and higher prices for import products as well as the weak U.S. dollar;
•	higher per-ton product selling prices primarily in reaction to the increased costs for ferrous scrap.

The 2008 pension credit is lower than the pension credit for 2007 due to the component of the pension credit related to the expected return on plan assets; Keystone’s plan assets decreased $19.5 million during 2007.

As previously reported, on March 24, 2008 Keystone received $25 million and issued an additional 2.5 million shares of its common stock pursuant to a subscription rights offering that expired on March 17, 2008.  Keystone used the offering proceeds to reduce indebtedness under its revolving credit facility, which in turn created additional availability under that facility that can be used for general corporate purposes, including scheduled debt payments, capital expenditures, potential acquisitions or the liquidity needs of Keystone’s current operations.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Statements in this release that are not historical in nature are forward-looking and are not statements of fact.  Forward-looking statements represent the Company’s beliefs and assumptions based on currently available information.  In some cases you can identify these forward-looking statements by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected" or comparable terminology, or by discussions of strategies or trends.  Although Keystone believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties.  Among the factors that could cause Keystone’s actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) including, but not limited to, the following:

•	Future supply and demand for Keystone’s products (including cyclicality thereof),
•	Customer inventory levels,
•	Changes in raw material and other operating costs (such as ferrous scrap and energy)
•	The possibility of labor disruptions,
•	General global economic and political conditions,
•	Competitive products (including low-priced imports) and substitute products,
•	Customer and competitor strategies,
•	The impact of pricing and production decisions,
•	Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
•	Government regulations and possible changes therein,
•	Significant increases in the cost of providing medical coverage to employees,
•	The ultimate resolution of pending litigation,
•	International trade policies of the United States and certain foreign countries,
•	Operating interruptions (including, but not limited to, labor disputes, fires, explosions, unscheduled or unplanned downtime and transportation interruptions),
•	The Company’s ability to renew or refinance credit facilities,
•	Any possible future litigation, and
•	Other risks and uncertainties as discussed in the Company’s filings with the SEC.

Should one or more of these risks materialize, if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company’s results as determined by accounting principles generally accepted in the United States of America (“GAAP”), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

•
The Company discloses operating income before pension and OPEB credits or expense, which is used by the Company’s management to assess its performance.  The Company believes disclosure of operating income before pension and OPEB credits or expense provides useful information to investors because it allows investors to analyze the performance of the Company’s operations in the same way the Company’s management assesses performance.

Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas.  The Company is a leading manufacturer of steel fabricated wire products, industrial wire, billets and wire rod.  Keystone also manufactures wire mesh, coiled rebar and steel bar.  The Company’s products are used in the agricultural, industrial, cold drawn, construction, transportation, original equipment manufacturer and retail consumer markets.  Keystone’s common stock is traded on the OTC Bulletin Board (Symbol: KYCN).

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KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended March 31,
	2007	2008
	(unaudited)

Net sales	$113,098	$134,139
Cost of goods sold	(106,731)	(127,013)

Gross margin	6,367	7,126

Other operating income (expense):
Selling expense	(1,678)	(1,871)
General and administrative expense	(2,976)	(3,673)
Defined benefit pension credit	20,378	18,996
Other postretirement benefit credit	2,200	2,198

Total other operating income	17,924	15,650

Operating income	24,291	22,776

Nonoperating income (expense):
Interest expense	(1,197)	(1,313)
Interest and other income, net	138	390

Total nonoperating expense	(1,059)	(923)

Income before income taxes	23,232	21,853

Provision for income taxes	(8,768)	(8,243)

Net income	$14,464	$13,610

Basic and diluted income per share	$1.45	$1.39

Basic and diluted weighted average shares outstanding	10,000	9,794